UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): May 27, 2021

TrustCo Bank Corp NY
(Exact Name of Registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or other jurisdiction of incorporation	Commission File Number	(IRS Employer Identification No.)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of Principal Executive Offices)

(518) 377-3311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

As approved by the shareholders at the Annual Meeting on May 20, 2021, the Company has amended its Certificate of Incorporation to effect a reverse stock split of TrustCo Common Stock at a ratio of 1 for 5 and a corresponding proportionate reduction in TrustCo’s authorized Common Stock from 150,000,000 shares to 30,000,000 shares, as described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on April 1, 2021 (“2021 Proxy”).

The Charter Amendments were effective upon filing with the New York Department of State on May 27, 2021.  The text of the Charter Amendments is attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 8.01.	Other Events

As previously announced, the reverse split of the Company’s Common Stock at a ratio of 1 for 5 was implemented on the Nasdaq Global Select Market on May 28, 2021.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

3.1	Amendment to Certificate of Incorporation of TrustCo Bank Corp NY

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 28, 2021

TRUSTCO BANK CORP NY
(Registrant)

By:	/s/Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and Chief Financial Officer